EXHIBIT 1(c)

                   MERCURY ASSET MANAGEMENT V.I. FUNDS, INC.

                             ARTICLES OF AMENDMENT

      Mercury Asset Management V.I. Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (hereinafter called the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The First Article of the Corporation's Articles of Incorporation is hereby amended in its entirety to read as follows:

            The name of the corporation is MERCURY V.I. FUNDS, INC.

      SECOND: Article IV, paragraph (1) is hereby amended to change the name of one of the series of the Corporation from MERCURY V.I. U.S. LARGE CAP FUND to MERRILL LYNCH LARGE CAP GROWTH FOCUS FUND.

      THIRD: Pursuant to Sections 2-605 and 2-607 of the Maryland General Corporation Law, the foregoing amendment to the Articles of Incorporation as hereinabove set forth was approved by a majority of the Corporation's entire board of directors.

      IN WITNESS WHEREOF, Mercury Asset Management V.I. Funds, Inc. has caused these presents to be signed in its name on its behalf by one of its Vice Presidents and attested by its Secretary on February 8, 2001.

                                      MERCURY ASSET MANAGEMENT V.I. FUNDS, INC.
                                      By: /s/ Donald C. Burke
                                         ---------------------------------
                                      Name: Donald C. Burke
                                      Title: Vice President and Treasurer

Attest: /s/ Allan J. Oster
        ----------------------
        Allan J. Oster
        Secretary


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      THE  UNDERSIGNED,  Vice President of Mercury Asset  Management V.I. Funds,
Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.

By: /s/ Donald C. Burke
   -------------------------
Name: Donald C. Burke
Title: Vice President and Treasurer